Exhibit (p)(4)

Personal Code of Ethics

•                  Personal Account Dealing Policy

•                  Outside Business Activities Policy

•                  Gifts & Entertainment Received Policy

•                  Political Activities Policy

•                  Policies for Non-Executive Directors and Independent Fund Trustees

Effective Date: August 1, 2017

Version: 1.0

Introduction

As an investment adviser, Janus Henderson is entrusted with the assets of our Clients for investment purposes. As a result, both Janus Henderson and you have a fiduciary obligation to place the interests of our Clients before our own. In order to avoid conflicts of interest, we have a duty to conduct personal activities and personal securities transactions in such a manner that we avoid even the appearance of a conflict of interest.

The Personal Code of Ethics (the “Code”) serves as a set of guiding principles to ensure that when we enter into personal transactions and other activities, our Clients are first and foremost in our minds.  Complying with the Personal Code of Ethics is a key part of earning and keeping our Clients’ trust. To protect this trust, we hold ourselves to the highest ethical standards.

Janus Henderson created the Code to comply with U.S. federal securities laws, UK Financial Services Authority rules, and regulations in the various jurisdictions where Janus Henderson operates. Compliance with the various laws requires adopting and enforcing a written code of ethics and maintaining certain records. The administration and monitoring of our Code is the responsibility of Compliance with oversight by the Ethics Committee(1).

It is not possible for the Code to identify every situation involving your personal trading, outside business activities, political activities and gifts and entertainment. The Ethics Committee is charged with the oversight and interpretation of the Code in a manner considered fair and equitable and in all cases placing our Client’s interests first.

Janus Henderson Fund Trustees and Janus Henderson Group Directors must also adhere to applicable portions of the Code. These are outlined in the Trustees’ and Directors’ section of this document.

Our Commitment to Ethical Standards

The Personal Code of Ethics helps ensure that our professional and personal conduct preserves our company’s integrity and reputation. These policies complement the Janus Henderson Corporate Code of Business Conduct and apply to all employees and contractors at Janus Henderson and our affiliates (collectively referred to as “Janus Henderson,” “we,” “our” and “Company”). Portions of these policies may also apply to others including certain members of your family. Our Personal Code of Ethics includes the following policies:

•                  Personal Account Dealing (PAD)

•                  Outside Business Activities (OBA)

•                  Political Activities (PA)

(1)  Governance committee comprised of senior leaders throughout Janus Henderson Group. The Committee meets quarterly or more often as needed, to review potential violations of the Personal Code of Ethics, our Code of Business Conduct and other related policies.

Outside Business Activities Policy

•                  Gifts & Entertainment (G&E)

Your Commitment to Ethical Standards

You are required to conduct Janus Henderson’s business with the highest ethical and legal standards. Ethical standards to which we are committed, and for which you are individually accountable, include:

•                  Placing the interests of our Clients first.

•                  Complying with legal regulations.

•                  Acting with the highest degree of ethical standards.

•                  Avoiding or, where applicable, disclosing conflicts of interest.

Know the Code

•                  Read, attest to and comply with the Code

•                  Seek help if you have questions about the Code

•                  Failure to comply with the Code may result in disciplinary action, up to and including termination of employment

Outside Business Activities Policy

Effective Date: August 1, 2017

Version: 1.0

Contents

1 Overview		6
1.1	Policy Statement	6
1.2	Key principles	6
1.3	Scope	6
1.4	Roles and Responsibilities	6
1.5	References	7
1.6	Escalation Requirements	7
2 Definitions		7
3 Policy Requirements		8
3.1	Disclosure	8
3.2	Pre-Approval	8
3.3	Annual Attestation	8
4 Document Control		9

Political Activities Policy

1                   Overview

1.1                               Policy Statement

As an Employee of Janus Henderson, you have a fiduciary obligation to place the interests of the Company, our shareholders and our clients before your own in matters related to your employment. This fiduciary duty of loyalty does not end when you leave the office: your ability to act in the best interest of the Company, its shareholders and its clients may be compromised by your personal activities outside of work if those activities give rise to a perceived, actual or potential conflict of interest (“conflict”) or other risk.

In order to ensure that the Company adequately manages any perceived, actual or potential conflicts or other risks that might harm the Company, its shareholders or its clients, you have an obligation to first disclose any proposed Outside Business Activity (OBA) to Compliance via MyComplianceOffice. Compliance will consult with your management as necessary. Second, you must abide by the Company’s determination as to whether participation in the OBA is permissible and, if so, by any conditions it places on your participation in the OBA.

1.2                               Key principles

•                  All Employees must take responsibility for ensuring they are aware of the requirements of this Policy;

•                  Employees’ activities outside of work may present a conflict or other risk that could harm the Company, its shareholders or its clients;

•                  At all times the interests of the Company, its shareholders and its clients take priority over the personal activities of Employees with respect to matters related to their employment;

•                  All Employees have an obligation to disclose, and seek pre-approval for, any proposed OBAs;

•                  All Employees have an obligation to abide by the Company’s decision as to whether to permit an OBA and, if so, any conditions it places on their participation in the OBA;

•                  Any OBA that involves a significant amount of time or provides a significant amount of income may present a conflict;

•                  Any OBA that is investment-related, including activities on behalf of a non-profit, may present a conflict;

•                  Any OBA that involves service on the board of directors of a publicly traded company may present a conflict and will generally not be permitted; and

•                  The OBA policy is separate from, and in addition to, other policies at the Company (e.g., the Political Activities Policy and the Conflicts of Interest Policy) which may impose additional restrictions.

1.3                               Scope

This policy applies to all Employees.

1.4                               Roles and Responsibilities

You are required to disclose any OBAs to Compliance via MyComplianceOffice.

Compliance is responsible for:

•         providing training and guidance on the policy to all Employees;

•         monitoring disclosures;

•         approving OBAs that do not present a conflict or other risk;

•         escalating OBAs that do present a conflict or other risk to the Ethics Committee and direct managers, as appropriate; and

•         ensuring that any agreed upon controls for approved OBAs are implemented and monitored.

Direct managers are responsible for:

•         Review of the OBA disclosure when escalated from Compliance

•         Recommendations for approval /denial for OBA disclosures.

The Ethics Committee approves or denies any escalated OBA requests and provides oversight.

1.5                               References

Form ADV Part 2B, Item 4 (“Other Business Activities”)

FINRA Rule 3270 (“Outside Business Activities of Registered Persons”)

NYSE Rule 303A.10 (“Code of Business Conduct and Ethics”)

FCA SYSC 10 (“Conflicts of Interest”)

ASIC Regulatory Guide 181 (“Managing conflicts of interest”)

1.6                               Escalation Requirements

You are required to report any known or suspected violations of company policy internally.  You can report violations via the incident management form within the governance, risk management and compliance system. Alternatively, you may report violations directly to your supervisor, the Head of Compliance or the Chief Risk Officer. If you feel uncomfortable using any of these avenues, you can also anonymously report violations to our independent hotline provider via the web at janushenderson.ethicspoint.com or telephone at 800-326-5677 (US) /AT&T Direct Access Code + 800-326-5677 (EMEA & Pan Asia). Although the Company will not retaliate against anyone for making a good faith report, failure to report violations may lead to appropriate disciplinary action.

2                   Definitions

Employees: All employees and contractors of Janus Henderson Group plc, its subsidiaries and affiliates.

Ethics Committee: Governance committee comprised of senior leaders throughout Janus Henderson Group. The Committee meets quarterly or more often as needed, to review potential violations of the Personal Code of Ethics, our Code of Business Conduct and other related policies.

Janus Henderson or the Company: Janus Henderson Group plc, its affiliates and its subsidiaries.

MyComplianceOffice (MCO): The monitoring system utilized for all personal compliance disclosures including OBAs.

OBA or Outside Business Activity: Any personal activities outside of work subject to the disclosure and pre-approval requirements described in Section 3.

3                   Policy Requirements

3.1                               Disclosure

You are required to disclose(2),(3), and seek pre-approval for, any of the following OBAs:

•                  Serving as an employee, independent contractor, sole proprietor, officer, director or partner of a for-profit business;

•                  Serving as a director, officer or executive management of a non-profit entity or performing investment-related functions on its behalf; and

•                  Engaging in any other outside employment or activity (paid or unpaid) which may give rise to a conflict with the Company, its shareholders or clients, or other risk (e.g. operating a blog which provides financial advice).

For clarity, you are not required to disclose service as a non-director, non-officer, non-executive management employee or volunteer for a non-profit entity, including civic organizations (e.g., your local homeowners or resident association), unless you will be performing investment-related functions on its behalf.

3.2                               Pre-Approval

Upon joining the Company, you should submit a request for approval in MCO before continuing any existing Outside Business Activity. Additionally, prior to commencing any new Outside Business Activity, you should submit a request for approval in MCO.

Approval process:

1.              Compliance reviews your request. Compliance approves your OBA if it does not present any actual or potential conflict or other risk. Compliance escalates your request to the Ethics Committee and your direct manager, as appropriate, if the activity presents perceived, actual or potential conflict.

2.              If requested by Compliance, your direct manager reviews your request and provides a recommendation.

3.              The Ethics Committee reviews all requests. It may ratify or revoke any approvals granted by Compliance or your manager. It also approves or denies any requests escalated by Compliance.

In deciding whether to approve the activity, Compliance, your direct manager and/or the Ethics Committee will consider whether the OBA presents any conflict or other risk and, if so, whether that conflict or risk can be effectively mitigated. Your request will not be denied without good cause. Compliance, your direct manager and/or the Ethics Committee may impose any conditions on your participation in the OBA reasonably necessary to manage any conflicts or risks, including but not limited to requiring periodic certifications.

As a general rule, you will not be allowed to serve on the board of directors of any publicly-traded company.

3.3                               Annual Attestation

You are required to keep your OBA disclosures current and accurate by promptly notifying Compliance of any relevant changes to your status (e.g., you are now serving on the investment committee) or the entity’s status (e.g., the company has become, or is becoming, publicly-traded). You must attest to the accuracy and completeness of your OBA disclosures in MCO annually.

(2)  FINRA obligation: If you are a FINRA licensed person you must also disclose Outside Business Activities through Distribution Compliance

(3)  Hong Kong SFC obligation: If you are a Hong Kong SFC licensed person, please consult with local compliance on the disclosure obligations in relation to outside directorships and other business interests.

3.4                               Policy Breaches

Failure to adhere to any of the requirements outlined above may result in a breach of this policy. Breaches are taken very seriously by Janus Henderson Management with possible disciplinary procedures being applied including termination of employment.

4                 Document Control

Policy Owner	Liz Baesman/Alan Thetford
Author	Liz Baesman
Committee Approval	Ethics Committee
Date Last Reviewed	June 2017
Date Due for Next Review	October 2017

Political Activities Policy

Effective Date: August 1, 2017

Version: 1.0

Contents

1 Overview		12
1.1	Policy Statement	12
1.2	Key principles	12
1.3	Scope	12
1.4	Roles and Responsibilities	13
1.5	References	13
1.6	Escalation Requirements	13
2 Definitions		13
3 Policy Requirements		14
3.1	Identification of Covered Associates	14
3.2	Pre-Approval	14
3.3	Policy Breaches	14
4 Document Control		14

Personal Account Dealing Policy

4                   Overview

4.1                               Policy Statement

We recognize that, as active members of the community and involved citizens, our directors, officers and employees may participate from time to time in political activities that may include contributions to political candidates. Although we encourage civic and community involvement by our directors, officers and employees, we seek to avoid any situation that could curtail our current or prospective business opportunities, raises a potential or actual conflict of interest or creates an appearance of impropriety.

This Political Activities Policy (the “Policy”) addresses Rule 206(4)-5 (the “Rule”) of the Investment Advisers Act of 1940, as amended and related recordkeeping rules regarding political activity by investment advisers and their employees who do business with government entities and the use of placement agents. Many states and local municipalities also have their own legislative and regulatory requirements regarding political activity by investment advisers who conduct business with entities under their control. This Policy is designed to address the Rule and these specific jurisdictional regulations (refer to Political Activities Policy Background for more information).

4.2                               Key principles

The Rule is intended to remove the connection between political contributions to state and local officials who may have influence over awarding government and public pension investment advisory business (i.e., “pay-to-play” practices):

•                  The following individuals must request pre-approval for any political Contributions and Activities:

•                  All Janus Henderson employees

•                  All family members (i.e., a spouse, domestic partner or minor children) of Janus Henderson officers

•                  All employees must ensure they are aware of the requirements of this Policy;

•                  At all times the interests of clients, in this case Janus Henderson funds and client accounts, take priority over the personal political interests of employees;

•                  Only Covered Associates are allowed to “solicit” investment advisory services from Government Entities;

•                  No employee may, directly or indirectly, use a third-party to solicit investment advisory services without pre-approval from Compliance; and

•                  Employees are prohibited from performing any act which would result in a violation of this Policy whether directly or through or by any other person or means.

4.3                               Scope

This Policy applies to Janus Henderson Group plc (“Janus Henderson”), its subsidiaries and affiliates, and their employees.

4.4                               Roles and Responsibilities

Employees are required to request pre-approval for all Political Contributions and Activities via MyComplianceOffice.

Compliance, and Legal as necessary, will review all political activities pre-clearance requests and “Candidate Political Activities Disclosure Details” for potential employees before they are hired.

The Ethics Committee provides oversight of the policy by approving certain requests, reviewing quarterly political contribution and activity reports for potential conflicts and issuing reprimands for policy violations.

4.5                               References

External References:

•                  Final Rule: SEC Rule 206(4)-5

•                  Recordkeeping Requirements: SEC Rule 204-2

Internal References:

•                  Anti-Bribery and Corruption Policy

4.6                               Escalation Requirements

You are required to report any known or suspected violations of company policy internally.  You can report violations via the incident management form within the governance, risk management and compliance system. Alternatively, you may report violations directly to your supervisor, the Head of Compliance or the Chief Risk Officer. If you feel uncomfortable using any of these avenues, you can also anonymously report violations to our independent hotline provider via the web at janushenderson.ethicspoint.com or telephone at 800-326-5677 (US) /AT&T Direct Access Code + 800-326-5677 (EMEA & Pan Asia). Although the Company will not retaliate against anyone for making a good faith report, failure to report violations may lead to appropriate disciplinary action.

5                   Definitions

Activity: Any activity that directly or indirectly supports a candidate’s campaign for office.

Adviser:  Janus Henderson Group plc and its subsidiaries and affiliates.

Contribution: any gift, subscription, loan, advance, or deposit of money or anything of value for: (i) the purpose of influencing any election for federal, state or local office; (ii) the payment of debt incurred in connection with any such election; or (iii) transition or inaugural expenses incurred by the successful candidate for state or local office.

Covered Associate: Employees who are identified by Compliance based upon requirements of the rule including, but not limited to, members of sales teams, Compliance, Legal, Investments, Marketing, the Executive Committee and certain department heads.

Government Entity: any U.S. state or local government; any agency, authority or instrumentality of a state or local government; any pool of assets sponsored by a state or local government (such as a defined benefit pension plan, separate account or general fund); and any participant-directed government plan (such as 529, 403(b), or 457 plans).

MyComplianceOffice (MCO): The monitoring system utilized for all personal compliance disclosures including Political Activity Requests.

6                   Policy Requirements

6.1                               Identification of Covered Associates

Compliance will notify individual employees of his or her status as a Covered Associate and will maintain and update these lists as necessary. Individuals may not solicit investment advisory services to Government Entities, or be promoted, transferred, or otherwise hold a Covered Associate position, unless they have been pre-approved by Compliance.

Compliance will work with Human Resources to screen potential hires and internal transfers who may be entering or exiting Covered Associate status to ascertain if their political contributions have or have not exceeded the applicable de minimis limits prescribed by the Rule or any state, local or contractual limitation.

6.2                               Pre-Approval

Employees should submit all requests for pre-approval to Compliance via MCO. Compliance, and Legal as necessary, will review all requests to determine whether they are permissible based on the requirements of this Policy as well as applicable federal, state and local restrictions in accordance with the Political Activities Procedures. In general, employees may make Contributions of $150 to a candidate per election, subject to Compliance approval.. If employees are unsure if a Contribution or Activity would comply with this Policy and federal, state or local requirements or require pre-approval, please consult with the Compliance or Legal Department.

All officers must also obtain written approval from Compliance before a family member (i.e., a spouse, domestic partner or minor children) makes a Contribution or engages in any political activity.

6.3                               Policy Breaches

Failure to adhere to any of the requirements outlined above may result in a breach of this policy. Breaches are taken very seriously by Janus Henderson Management with possible disciplinary procedures being applied including termination of employment.

4                 Document Control

Policy Owner	Paul Seyler
Author	Paul Seyler
Committee Approval	Ethics Committee
Date Last Reviewed	July 2017

Date Due for Next Review	July 2018

Personal Account Dealing Policy

Effective Date: August 1, 2017

Version: 1.0

Contents

1 Overview		18
1.1	Policy Statement	18
1.2	Key principles	18
1.3	Scope	19
1.4	Roles and Responsibilities	19
1.5	References	19
1.6	Escalation Requirements	20
2 Definitions		20
3 Policy Requirements		22
3.1	Disclosure	22
3.2	Preclearance Requirements for Dealing in Covered Securities	23
3.3	Restrictions on Dealing in Covered Securities	24
3.4	Exceptions	25
3.5	Trading in Reportable Funds	26
3.6	Trading in Janus Henderson Group plc Securities	26
3.7	Policy Breaches	27
4 Document Control		28
Appendix I		29
Covered Securities		29
Non-Covered Securities		29
Appendix II		30
Beneficial Ownership Guidelines		30

Gifts & Entertainment Received Policy

7                   Overview

7.1                               Policy Statement

As a global investment adviser, Janus Henderson is entrusted with the assets of our clients for investment purposes. As a result, Janus Henderson employees have a fiduciary obligation to place the interests of our clients before our own. However, because of the potential conflicts of interest inherent in our business, our industry and Janus Henderson have implemented certain standards and limitations designed to minimise these conflicts and help ensure that we focus on meeting our duties as a fiduciary for our clients. The Personal Account Dealing Policy (the “Policy”) is in place to help manage and mitigate the conflicts of interest that can arise from personal account dealing activities and safeguard our clients’ interests.  Please be aware that your ability to liquidate positions may be severely restricted under the Policy, including times of market volatility.  Therefore, as a general matter, Janus Henderson discourages personal investments by employees in individual securities and encourages personal investments in managed collective vehicles, such as mutual and exchange traded funds.

7.2                               Key principles

You have an obligation to conduct your personal investment activities and related securities transactions lawfully and in a manner that avoids actual or potential conflicts between your own interests and the interests of Janus Henderson and its clients.  You must carefully consider the nature of your Janus Henderson responsibilities—and the type of information that you might be deemed to possess in light of any particular securities transaction—before engaging in any investment-related activity or transaction.  In addition:

1.              You must take responsibility for ensuring you are aware of the requirements of this Policy.

2.              At all times the interests of clients, in this case Janus Henderson funds and client accounts, take priority over your personal investment interests.

3.              You may not personally benefit by causing a Client to act, or fail to act, in making investment decisions.

4.              You may not engage in fraudulent or manipulative conduct in connection with the trading of securities in a Client account.

5.              You may not profit, or cause others to profit, based on your knowledge of completed or contemplated Client transactions.

6.              You must preclear all of your personal trades and subsequently execute your trades in accordance with stated timeframes.

7.              No dealing is permitted that is in conflict with the interests of our clients, the parameters set by the Policy, the restrictions imposed by Janus Henderson restricted/embargo lists and the close periods applicable to Janus Henderson Group plc shares.

8.              You are discouraged from dealing on the basis of unpublished tips or rumours.

9.              Dealing on the basis of material non-public information is illegal.

10.       You should ensure that personal transactions are in keeping with your financial circumstances.

11.       You must adhere to the Policy to mitigate the risk of conflicts of interest and to Treat Customers Fairly (TCF).

12.       You must not mislead the Client by presenting untrue statements of material fact to the Client or by failing to provide a material fact necessary to the Client.

7.3                               Scope

1.3.1 Persons covered by the policy

You are covered by the Policy if you are an employee or contractor of Janus Henderson Group plc and its subsidiaries and affiliates.

You are covered by portions of the Policy if you are:

•                  An Independent Trustee of Janus Henderson Mutual Funds and ETFs

•                  A Non-Executive (Outside) Director of Janus Henderson Group

1.3.2                     Investments covered by the policy

Your investments are subject to the Policy if they meet both of the following criteria:

•                  Investments held in brokerage accounts under your Beneficial Ownership: You are the beneficial owner of any account in which you have a direct or indirect financial interest. This generally includes accounts held in your name and the names of:

•                  Your spouse or equivalent domestic partner

•                  Your minor children

•                  A relative sharing your home to whom you provide financial support

•                  Trusts for which you are a beneficiary

•                  Investments defined as Covered Securities: Covered Securities include stocks, bonds, exchange traded funds (ETFs) and private placements/limited offerings. See Appendix I for a detailed list of Covered and non-Covered Securities.

•                  Reportable Funds: Any fund or product in which JHG acts as an investment adviser, sub-adviser or principal underwriter. Click here for a current list of Reportable Funds.

7.4                               Roles and Responsibilities

All disclosures, requests and attestations related to the Policy are made in MyComplianceOffice (MCO).  In certain non-U.S. countries, local laws or customs may impose requirements in addition to those imposed by the Policy.

The Compliance department, under the direction of the CCO and the Ethics Committee administers this Policy.  Compliance trains employees on the Policy, approves employee personal trades in Covered Securities and monitors employee brokerage accounts for potential Policy violations.

The Ethics Committee provides oversight of the Policy by reviewing quarterly account dealing reports for potential conflicts and issuing reprimands and sanctions for Policy violations.

7.5                               References

The Policy is designed to ensure compliance with regulatory requirements and rules of international regulators, who have jurisdiction over Janus Henderson’s business, including, but not limited to:

•                  SEC regulations (U.S.): Registered investment advisers are required by Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Adviser’s Act), to adopt a code of ethics which, among other things, sets forth the standards of business conduct required of their Access Persons as defined in this Policy. Similarly, each registered investment company and its adviser and principal underwriter must adopt a code of ethics pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the “PTA Act”).

•                  FCA regulations (U.K): In accordance with the FCA COBS 11.7 rules on personal account dealing, a firm that conducts designated investment business must establish, implement and maintain adequate arrangements aimed at preventing employee activities that may give rise to a conflict of interest, or those where a person may have access to inside information (as defined in the Market Abuse Regulation) or to other confidential information relating to clients or client transactions.

7.6                               Escalation Requirements

You are required to report any known or suspected violations of this policy to Compliance.  You can report violations via the incident management form within the governance, risk management and compliance system. Alternatively, you may report violations directly to the Head of Compliance or the Corporate Ombudsman. If you feel uncomfortable using any of these avenues, you can also anonymously report violations to our independent hotline provider via the web at [LINK] or telephone at 1-800-326-5677 (US) / 1-770-613-6374 (International). Although the Company will not retaliate against anyone for making a good faith report, failure to report violations may lead to appropriate disciplinary action.

8                   Definitions

Access Person: An Access Person is any employee or contractor who has access to non-public information regarding any Clients’ purchase or sale of securities, or non-public information regarding the portfolio holdings of any Client account. All persons covered by the Policy are deemed Access Persons.

Beneficial Ownership: You are the beneficial owner of any account or securities in which you have a direct or indirect financial interest. This includes accounts held in the name of your spouse or equivalent domestic partner, your minor children, and relatives living with you to whom you provide financial support and can include trusts for which you are a trustee or a beneficiary. See Appendix II for more detailed information on Beneficial Ownership.

CCO: Global Chief Compliance Officer or his/her designee.

Client: Any investment management client of Janus Henderson including a fund.

Close Period: The time period between the completion of a listed company’s financial results and the announcing of these results to the public.

Covered Securities: Covered Securities are generally all securities, including but not limited to individual stocks and bonds, exchange traded products (ETFs and ETNs), closed-end funds, private placements and limited offerings.  See Appendix I for a detailed list of covered and non-covered securities.

Ethics Committee: Governance committee comprised of senior leaders throughout Janus Henderson Group. The Committee meets quarterly or more often as needed, to review potential violations of the Personal Code of Ethics, our Code of Business Conduct and other related policies.

FCA: Financial Conduct Authority — UK regulator

Investment Person: An Access Person who also makes or participates in making, decisions regarding the trading of securities in any Client account, has access to such decisions or assists in the trade process. Investment Persons generally can include PMs, research analysts, traders, trade operations, compliance, investments, product development and ExCo members.

Janus Henderson Group plc (JHG): Janus Henderson Group plc includes all of its direct and indirect subsidiaries.

MyComplianceOffice (MCO): The monitoring system utilized for all personal compliance disclosures including Personal Account Dealing.

Personal Account Dealing (PAD): The personal transactions in Covered Securities held in accounts under the Beneficial Ownership of persons covered by the Policy.

Reportable Funds: Any fund or product in which JHG acts as an investment adviser, sub-adviser or principal underwriter.

SEC: U.S Securities and Exchange Commission — US regulator

9                   Policy Requirements

9.1                               Disclosure

9.1.1                     Initial Brokerage Account Disclosures

Within ten calendar days of your start date, you must disclose all brokerage accounts in which you have Beneficial Ownership. Additionally, you must disclose any account which holds or can hold Janus Henderson products (e.g., mutual funds, hedge funds or subadvised products).

You must allow your brokers or financial institutions to provide duplicate confirmations and statements directly to Compliance. If your broker is unwilling or unable to provide duplicate confirmations and statements, you are required to provide them to Compliance.

9.1.2                     Initial Holdings Disclosures

Within ten calendar days of your start date, you must disclose all holdings in Covered Securities that are beneficially owned by you. Additionally, you must disclose any holdings in Janus Henderson managed products, including mutual funds, commingled pools, hedge funds or subadvised products. Holdings information must be current as of 45 days prior to your start date.

See Appendix I for a detailed list of Covered and non-Covered Securities.

9.1.3                     Ongoing Disclosure Requirements

Accounts: During your tenure with JHG, you must promptly disclose any newly opened accounts that are under your Beneficial Ownership.

Transactions/Holdings: You must deal through your own brokers and must ensure that compliance receives duplicate statements and trade confirmations/contract notes in one of the three ways listed below.

1.              Electronic Feeds — You are encouraged to deal through brokers that provide JHG with trade confirmations and holdings via electronic feed. This provides Compliance with the most timely and accurate PAD information. A list of electronic feed brokers can be found here.

2.              Broker delivery of duplicate confirmations and statements — In jurisdictions where applicable, you should allow for their brokers to provide delivery of duplicate confirmations and statements directly to Compliance. Compliance staff will enter trade details for you if you are utilizing this option.

3.              Employee upload of confirmations and statements — If neither of the above options are possible, you are required to enter your trade details into MCO and upload the trade confirmation/contract notes within 10 business days of executing a precleared trade. Additionally, you will be required to attest to your holdings and upload quarterly statements into MCO within 30 days of each calendar quarter end.

9.1.4                     Attestation Requirements

Compliance will promptly notify you of any material changes to this Policy and you will be required to attest to the changes. Additionally, you are required to submit the following periodic attestations. You may also be required to complete additional attestations to meet jurisdictional and regulatory requirements.

Annually:

•                  PAD Policy Attestation

•                  Account Attestation

•                  Holdings Attestation

•                  JHG Mutual Fund Trades Attestation (Investment Persons)

Quarterly:

•                  Quarterly Holdings Attestation (for accounts without direct feed or statement delivery to Compliance)

9.1.5                     Management Information

It is your responsibility to ensure that the Compliance Department is appropriately notified of all accounts, transactions and holdings you must ensure that transaction, holdings and account data is accurate in MCO, as Personal Account information is subject to internal and regulatory review. You must allow your brokers to provide duplicate confirmations and statements (electronically or via paper) to Janus Henderson or provide it yourself if a broker is unable or unwilling to provide this information.

The Compliance Department will review the documents for personal accounts to ensure that JHG’s policies and procedures are being complied with, and make additional inquiries as necessary. Access to duplicate confirmations and account statements will be restricted to those persons, who are assigned to perform review functions, and all such materials will be kept confidential except as otherwise required by law.

9.2                               Preclearance Requirements for Dealing in Covered Securities

The requirements in the Policy are designed to mitigate or eliminate any potential conflict, or appearance of conflict, that may occur between your personal account dealing and Client security dealing. The following requirements apply to your personal dealing in Covered Securities in accounts you beneficially own.

9.2.1                     Requesting Preclearance

You and your related parties (your spouse, minor children and other adult family members living in your household) must preclear any trades in Covered Securities via MCO, unless the transaction meets one of the provisions noted in the Excluded Transactions section. Preclearance requests are evaluated for potential conflicts of interest that may deem the trade to not be, or appear to not be, in the best interest of Clients. Generally, most requests are approved or denied immediately but some may take up to 48 hours to evaluate.

Compliance retains the right to refuse you permission to conduct a personal trade without providing a reason for the refusal. No reason for refusal will be given if in the opinion of Compliance the explanation would result in the release of confidential information.

9.2.2                     Approval Window

Approvals and denials are communicated from MCO via email. If approved, and you choose to transact, you must place and execute your transaction by the close of business on the day after you receive an approval email from MCO.

If the day after the date of preclearance approval is a bank holiday or a weekend then you must place and execute the transaction by the close of business on the day you receive approval.

If the transaction is not instructed and executed within the approved timeframe then you must submit a new request to trade in MCO.

9.2.3                     Delayed Execution

If your trade has a delayed execution date, e.g. an illiquid or unlisted security, you should request an exception from Compliance.

9.2.4                     Preclearance Attestation (Portfolio Managers only)

If you are requesting to personally trade a Covered Security that is an eligible investment for Client Accounts you manage, you must provide your rationale for the trade via an attestation form in MCO.

9.3                               Restrictions on Dealing in Covered Securities

9.3.1                     Blackout Periods

Generally, you will not be granted preclearance to deal in a Covered Security when there is a pending buy or sell order for a Client in that same security. Additionally:

•         Access Persons will generally not be granted preclearance to trade in a Covered Security within one (1) business day after a Client trade occurs in the same security.

•         Investment Persons will generally not be granted preclearance to trade in a Covered Security within seven (7) calendar days after a Client trade occurs in the same security.

9.3.2                     Minimum Holding Periods

Minimum holding periods are applicable for any purchase and subsequent sale, or any sale then subsequent purchase (for short sales), of the same Covered Security (or its equivalent). In respect of derivatives any transaction to close out a derivative position cannot be executed until the end of the holding period. The holding period starts the day after execution of your trade. Calculations are made using the “first-in, first-out” (FIFO) method.

Minimum holding periods for Covered Securities are as follows:

Profile	ETFs/ETNs (Including Janus Henderson ETFs/ETNs)	All other Covered Securities
Access Person	One week (7 calendar days)	Three months (90 calendar days)
Investment Person		Six months (180 calendar days)

Where this restriction would cause undue financial hardship due to your personal circumstances or in periods of extreme market turmoil, you may request an exception to this restriction. This should be seen as an exceptional measure and requires the approval of the global CCO and ratified by the Ethics Committee

Holding periods are designed to discourage derivatives trading, spread betting activities and securities trading with a high frequency.

9.3.3                     Best Price Rule (Investment Persons only)

In order to eliminate even the appearance of impropriety, if you (1) buy or sell a security within seven days before a Client trade is executed in the same security, and (2) receive a price advantage over the Client’s trade, at the Ethics Committee’s discretion you may be required to surrender the price advantage.

9.3.4                     Private Placements and Initial Public Offerings (IPOs)

You must request pre-approval prior to investing in a private placement or limited offering. No employee, or other Access person, shall acquire any security issued in any limited or private offering (please note that hedge funds are sold as limited or private offerings) unless the CCO (or designee) and the employee’s Business Unit Head give express prior written approval and document the basis for granting approval after due inquiry. The CCO, in determining whether approval should be given, will take into account, among other factors, whether the investment opportunity should be reserved for a Client and whether the opportunity is being offered to the individual by virtue of his or her position with JHG.Contact Compliance for assistance with these requests.

You are generally not allowed to participate in IPOs. If you are a FINRA affiliated person, you are prohibited from participating in an IPO.  Requests to participate in an IPO will be considered only under limited circumstances and only with prior approval from the CCO, in consultation with the Ethics Committee. Please contact Compliance for advice and direction.

9.3.5                     Restricted stocks

You may not trade securities of any issuer that are on the JHG Embargoed/Restricted List. Certain securities may have restrictions placed upon them which restrict both personal and Client dealing, typically when Janus Henderson or a part of Janus Henderson is in receipt of material, non-public information. These restrictions will be maintained collectively using the Embargoed/Restricted Lists.

9.4                               Exceptions

9.4.1                     Excluded Transactions

The following transactions are excluded from the Covered Securities trading restrictions:

•                  Transactions involving futures or options in foreign currencies or broad-based indices.

•                  Purchases or sales that are not voluntary, which include but are not limited to: tender offers and broker-initiated transactions.

•                  Purchases or sales which are part of an automatic investment plan that has been disclosed to Compliance.

•                  The acquisition of:

•                  securities as a result of a corporate action

•                  securities as a result of a gift or inheritance

•                  an employer’s securities through an employer retirement plan such as 401(k) plan or stock purchase plan

(Note: The subsequent sale of any securities acquired is subject to all of the trading restrictions of the Personal Trading Policy.)

•                  Transfers in-kind of Covered Securities.

Please refer to Section 3.6.3 for details on Janus Henderson Group plc security transfers.

9.4.2                     Discretionary Management by Third Parties

The trading restrictions outlined above do not apply to trades in an investment account or another arrangement over which you have no direct or indirect influence or control (“Discretionary Management”). In order to rely upon this provision you must receive approval from Compliance. To receive approval, you must submit documentation to Compliance demonstrating that all trading in the account is under the sole discretion of your advisor or other designee.

Discretionary accounts still require disclosure in MCO and are subject to preclearance for JHG stock shares and the restriction on the purchase of IPOs.

You are required to inform Compliance immediately if you terminate any approved advisory relationship or make management changes. Additionally, you are required to acknowledge and attest annually that:

1.              You have had no direct or indirect influence or control over the trading decisions in your discretionary account(s).

2.              You did not suggest trades to the manager or in any way direct the manager to make any particular trades in securities for the discretionary account(s).

9.4.3                     Share / Investment clubs

If you wish to participate in collective arrangements (e.g. a share or investment club), seek advice and direction from Compliance.

9.4.4                     Spread Betting

Spread betting is a speculative transaction that involves taking a bet on the price movement of a security, index or other financial product via a spread betting company. Spread betting on financial products is not permitted and you may not use spread betting accounts to circumvent this Policy. Spread betting on non-financial products, such as sporting events, is not covered by this Policy.

9.5                               Trading in Reportable Funds

9.5.1                     Janus Henderson Mutual Funds

Janus Henderson serves as the adviser to a variety of open-ended funds. Persons are required to disclose in MCO any accounts where they hold Janus Henderson Funds. Preclearance is not required to deal in Janus Henderson Funds; however a minimum holding period of 90 days is required for all funds with the exception of money market funds.

Additionally:

•                  The holding period starts the day after execution of the trade and lasts until the 90th day;

•                  The prohibition applies on a ‘first in, first out’ (“FIFO”) basis;

The restriction does not apply to acquisitions or sales of a fund where it is executed without instruction from the employee (e.g. automatic dividend reinvestments, share plan investing etc.).

9.5.2                     Janus Henderson Exchange Traded Products

Janus Henderson ETFs/ETNs are treated the same as all other ETFs/ETNs under the Policy. See Sections 3.2 and 3.3.

9.5.3                     Janus Henderson Investment Trusts

The Policy also extends to trading in securities of other Janus Henderson Group plc related entities that are listed on a securities exchange while in the possession of inside information concerning that entity. A person who is a director of an Investment Trust managed by Janus Henderson must also comply with the FCA’s Listing and Disclosure Guidance and Transparency Rules, which prohibits dealings during ‘Closed Periods’.

A list of these Investment Trusts can be found under the link www.hendersontrusts.com and ‘Closed Period’ restrictions will be applied on MCO for all persons.

Fund managers of Investment Trusts managed by Janus Henderson should be aware of the specific regulatory risks associated with personal investing in their trusts and should consult Compliance if they consider that there might be any potential conflict or market conduct risk associated with a proposed PA trade.  All preclearance requests for Janus Henderson managed Investment Trusts will be blocked pending checks for risks such as closed periods or involvement or information on buy-back programmes.

9.6                               Trading in Janus Henderson Group plc Securities

Janus Henderson Group (JHG) is a publicly traded company and, as an employee or contractor of Janus Henderson, all of your trades in securities issued by JHG are monitored. You may not engage in transactions in JHG securities if they are speculative or short-term in nature.  For example, speculative trading includes short sales, transactions in “put” or “call” options or similar derivative transactions. In addition, you may not engage in any hedging or monetization transactions with respect to JHG securities. The Janus Henderson Group Share Trading Policy provides additional guidance on the trading of JHG securities.

9.6.1                     Preclearance of Janus Henderson Group plc securities

You must obtain preclearance on MCO for all personal deals in Janus Henderson Group plc securities. This includes in-kind transfers where ownership of the shares changes, as in a charitable gift of shares. Preclearance requests must be submitted via MCO.

You may only request to trade in JHG shares during the Window Period. The Window Period generally opens the day Janus Henderson publicly announces its quarterly earnings and closes at each quarter end.

Automatic investment plans, stock awards and grants are exempt from preclearance.

9.6.2                     Material non-public information

You may not trade or take up rights, or cause someone else to trade, in Janus Henderson Group plc securities while in the possession of material non-public information.

9.7                               Policy Breaches

Failure to adhere to any of the requirements outlined above may result in a breach of the Policy. Breaches are taken very seriously by Janus Henderson Management. Any potential violation of the provisions of the Policy will be investigated by Compliance or, if necessary, the Ethics Committee. If a determination is made that a violation has occurred, a sanction may be imposed. Sanctions may include, but are not limited to, one or more of the following: a warning letter, profit surrender, personal trading ban, and termination of employment or referral to civil or criminal authorities.

Material violations will be reported promptly to the respective boards of trustees/managers of the Reportable Funds or relevant committees of the boards.

10            Document Control

Policy Owners	Liz Baesman/Keith Farndon
Author	Liz Baesman
Committee Approval	Ethics Committee
Date Last Reviewed	June 2017
Date Due for Next Review	August 2017

Appendix I

Covered Securities

The following securities (and derivatives thereof) are considered Covered Securities:

•                  Equities - listed and unlisted shares

•                  Fixed Income Instruments

•                  Corporate

•                  U.S. Guaranteed or of federally sponsored enterprises (FHLMC, FNMA, GNMA, etc.)

•                  Municipal

•                  Closely Held

•                  ADRs, EDRs and GDRs

•                  ETFs/ETNs (including Janus Henderson ETFs/ETNs)

•                  Closed-End Funds

•                  Hedge Funds

•                  Private placements and limited offerings

•                  Investment Trusts — including Henderson Investment Trusts, REITs

•                  Investments above held in wrapped products such as ISAs, SIPPs, EIS, SEIS etc.

Any investment that you are unsure about should be precleared

Non-Covered Securities

The following securities (and derivatives thereof)

•                  Bank and term deposits

•                  Bonds and other direct debt instruments issued by the government of the UK, the US or other foreign governments.

•                  Premium bonds (UK specific)

•                  Derivatives trading (or direct investment) in:

•                  physical commodities

•                  currencies

•                  interest rates

•                  broad-based indices

•                  Regulated open-ended funds (UCITS, NURS, US Mutual Funds, UITs, Australian Managed Investment Schemes etc.) except for Reportable Funds

Whilst the instruments above are exempt from the specific preapproval requirements and investment restrictions set out in this Policy, be aware that any type of trading that could result in a conflict of interest arising is actively discouraged. This includes high levels of trading in exempt securities.

Appendix II

Beneficial Ownership Guidelines

Definition of Beneficial Ownership

The Policy applies to all accounts and securities beneficially owned by you as well as accounts under your direct or indirect influence or control. Essentially this means that if you have the ability to profit, directly or indirectly, or share in any profit from a transaction, you have Beneficial Ownership. If you are unsure if an account or investment falls under your beneficial ownership, contact Compliance for further guidance.

Practical Application

You live with your parents: If you live in your parents’ house, but do not financially support your parents, your parents’ accounts and securities are not beneficially owned by you and do not require disclosure.

Your parent lives with you: If you provide financial support to your parent, your parent’s accounts and securities are beneficially owned by you and require disclosure.

You have an adult child living in your home: If you provide financial support to your child, your child’s accounts and securities are beneficially owned by you and require disclosure.

You have a college age child: If your child is in college and you still claim the child as a dependent for tax purposes, you are the beneficial owner of their accounts and securities.

Your child has an UGMA/UTMA account: If you (or your spouse) are the custodian for the minor child, the child’s accounts are beneficially owned by you. If someone other than you (or your spouse) is the custodian for your minor child’s account, the account is not beneficially owned by you.

You have a domestic partner or similar co-habitation arrangement: If you contribute to the maintenance of a household and the financial support of a partner, your partner’s accounts and securities are beneficially owned by you and require disclosure.

You have a roommate: Generally, roommates are presumed to be temporary and therefore you have no beneficial ownership in one another’s accounts and securities.

You have power of attorney: If you have been granted power of attorney over an account, you are not the beneficial owner of the account until the time that the power of attorney has been activated.

You are the trustee and/or the beneficiary of a trust: Due to the complexity and variety of trust agreements, these situations require case-by-case review by Compliance.

Gifts & Entertainment Received Policy

Effective Date: August 1, 2017

Version: 1.0

Contents

1 Overview		33
1.1	Policy Statement	33
1.2	Key principles	33
1.3	Scope	33
1.4	Limits and Thresholds	33
1.5	Roles and Responsibilities	34
1.6	References	34
1.7	Escalation Requirements	34
2 Definitions		34
3 Policy Requirements		35
3.1	Disclosure	35
3.2	Pre-Approval and Exceptions Process	35
3.3	Attestation	35
3.4	Policy Breaches	35
4 Document Control		35
Appendix I: U.S. and North America Requirements		37
Appendix II: U.K. and Europe Requirements		38
Appendix III: Pan-Asia Requirements		39

Personal Code of Ethics

11            Overview

11.1                        Policy Statement

The receipt of gifts or entertainment may raise a question of impropriety and may create a conflict of interest. A question of impropriety occurs if a gift influences or gives the appearance of influencing the recipient. The Gifts and Entertainment Received Policy is applicable to all Employees of Janus Henderson. Our policy applies to any Gifts or Entertainment (including business meals) you receive from a Business Relationship. You must adhere to our Gifts and Entertainment Received Policy and ensure that your activity does not raise any question of impropriety.

This policy applies globally however there are regional differences based on local regulations and what is customary in each area; these are addressed in Appendices to this policy where considered necessary. You are responsible for knowing the policies that apply to your jurisdiction and business area which are outlined in the attached Appendices. This policy should be utilized in conjunction with the Janus Henderson Conflicts of Interest Policy and the Janus Henderson Anti-Bribery and Corruption Policy. Please refer to the Janus Henderson Global Inducements Policy for guidelines on providing/giving Gifts & Entertainment.

11.2                        Key principles

In order for Janus Henderson to identify and mitigate perceived, actual or potential conflicts of interest, you must disclose Gifts or Entertainment (including business meals) received from a Business Relationship to Compliance.

You may not:

•         Receive cash (or cash equivalents), loans or personal services on behalf of Janus Henderson, even if these fall within the limits outlined in the Appendices. This includes gift cards or certificates if they can be redeemed for cash.

•         Receive special discounts unless they are available to all other Janus Henderson employees (i.e., a discount coupon from a retail store).

•         Receive a Gift or Entertainment if it could be perceived by others as engaging in bribery or a consideration for a business favour.

•         Receive a Gift or Entertainment that would be embarrassing to you or Janus Henderson if made public.

•         Request a Gift or Entertainment from a Business Relationship.

You are required to follow any additional restrictions that may apply to your business area and jurisdiction. For detailed limits and restrictions, see the relevant regional Appendix.

11.3                        Scope

This policy applies to all Employees.

11.4                        Limits and Thresholds

Limits for Gifts and Entertainment received are detailed in the Appendices by jurisdiction. Limits apply to the total value of the Gift or Entertainment including meals, drinks, tickets to sporting events, etc. Each location has guidelines that outline:

•                  Minimum thresholds for disclosure,

•                  Maximum limits allowed, and

•                  Pre-approval requirements for anything valued over the allowable limits.

11.5                        Roles and Responsibilities

You are required to adhere to the limits described in the Appendices and disclose any Gifts or Entertainment received in accordance with the policy.

Compliance trains employees on the policy and monitors disclosures. Compliance also reviews and approves any exceptions to the policy in conjunction with direct line managers. The Ethics Committee reviews all exceptions.

11.6                        References

Rules on Gifts and Entertainment exist in all jurisdictions in which Janus Henderson operates. Main examples include:

•                  FINRA Rule 3220.- FINRA sets value limits and recordkeeping requirements for gifts/gratuities received by member firms and associated persons.

•                  FCPA- The Foreign Corrupt Practices Act prohibits the payment or receipt of bribes, including those disguised as gifts, travel, entertainment or meals.

•                  FCA’s Principles and Inducement rules requires that firms and their employees neither give nor receive any inducement that is likely to cause, or be perceived to cause a conflict of interest.

•                  The UK Bribery Act requires firms to ensure that any Gift or Entertainment received is not intended to promote corrupt or inappropriate behaviour.

11.7                        Escalation Requirements

You are required to report any known or suspected violations of company policy internally.  You can report violations via the incident management form within the governance, risk management and compliance system. Alternatively, you may report violations directly to your supervisor, the Head of Compliance or the Chief Risk Officer. If you feel uncomfortable using any of these avenues, you can also anonymously report violations to our independent hotline provider via the web at janushenderson.ethicspoint.com or telephone at 800-326-5677 (US) /AT&T Direct Access Code + 800-326-5677 (EMEA & Pan Asia). Although the Company will not retaliate against anyone for making a good faith report, failure to report violations may lead to appropriate disciplinary action.

12            Definitions

Business Meals:  An invitation to join the provider for a meal in which the primary purpose is to discuss business. If the meal accompanies a form of Entertainment, it should be disclosed in conjunction with the Entertainment.

Business Relationship: Any one person or entity that does or seeks to do business with or on behalf of Janus Henderson or any Client.

Employees:  All employees and contractors of Janus Henderson Group plc, its subsidiaries and affiliates.

Entertainment: Invitations to join the provider at a sporting event, the theatre, a golf outing, a reception or cocktail party or any other comparable event. In order to qualify as Entertainment, the provider must attend the event with you. (see above).

Ethics Committee: Governance committee comprised of senior leaders throughout Janus Henderson Group. The Committee meets quarterly or more often as needed, to review potential violations of the Personal Code of Ethics, our Code of Business Conduct and other related policies.

Gift: Any item of value that is received from a current or prospective Business Relationship.

MyComplianceOffice (MCO): The monitoring system utilized for all personal compliance disclosures including Gifts & Entertainment Received.

13            Policy Requirements

13.1                        Disclosure

You are required to promptly disclose Gifts or Entertainment received from a Business Relationship in accordance with the policy and the thresholds and limits described in the Appendices. Disclosures are made in MyComplianceOffice (MCO).

13.2                        Pre-Approval and Exceptions Process

You are required to request an exception to receive Gifts and Entertainment that are valued over the maximum limits in your jurisdiction — see the Appendices for details. In all jurisdictions, your direct manager and Compliance will review and approve or deny your requests.

If, after you have received Gifts or Entertainment, you determine the value is over the limits in your jurisdiction, your direct manager and Compliance will work with you to resolve issue and ensure that your disclosure remains compliant with the policy and local regulations.

13.3                        Attestation

All employees are required to attest annually to their disclosures and that any Gifts and Entertainment received complied with our policy. Certain members of the Investment Team are required to attest monthly to their disclosures.

13.4                        Policy Breaches

Failure to adhere to any of the requirements outlined above may result in a breach of this policy. Breaches are taken very seriously by Janus Henderson Management with possible disciplinary procedures being applied including termination of employment or referral to civil or criminal authorities.

14            Document Control

Policy Owner	Liz Baesman/Keith Farndon
Author	Liz Baesman

Committee Approval	Ethics Committee
Date Last Reviewed	May 2017
Date Due for Next Review	October 2017

Appendix I: U.S. and North America Requirements

Limits and Thresholds

Category		U.S./North America (amounts in USD)
Disclosure thresholds (disclosure not required if below this amount)	Gifts or Entertainment	$50
	Business Meals	$100
Limits per event	Gifts	$100
	Entertainment and Business Meals	$300 or $600 with guest(4)
Annual limits from one provider	Gifts(5)	$100
	Entertainment(6)	$1500

U.S. Prohibitions

You may not receive entertainment that includes attendance at “extraordinary” events such as the Super Bowl, World Series, Olympics, Kentucky Derby, Final Four, BCS Championship game, NBA or NHL finals etc.

Industry Conferences and Events

Janus Henderson employees may be invited to speak at industry conferences and events.  In some situations the speech or appearance involves travel, lodging, or other customary speaker amenities (travel accommodations).  If the Business Relationship offers to pay for all or a portion of the travel accommodations and the amount exceeds the limits outlined above, you are required to have the payment pre-approved by both your manager and the Chief Compliance Officer or your Compliance representative.

Exceptions

Gifts, meals and entertainment that are part of the regular program at an investment conference (i.e., open to all participants) do not require disclosure.  However, you are required to disclose a private business meal outside of the conference setting.

(4)  If the provider has invited you and a guest, the limit is doubled.

(5)  All Gifts from one provider are aggregated for the calendar year.

(6)  All Entertainment (including business meals) received from one provider are aggregated for the calendar year.

Appendix II: U.K. and Europe Requirements

Limits and Thresholds

Category		UK/Europe Amounts in British Pound
Disclosure thresholds (disclosure not required if below this amount)	Gifts or Entertainment	£50
	Business Meals	£100
Limits per event	Gifts	£100
	Entertainment and Business Meals	£250

U.K. Prohibitions

Sporting and Social Events: In April 2016 the FCA provided guidance in relation to the acceptance or provision of entertainment involving the participation in or spectating at sporting or social events.

•         If offered or taking place in the UK or Europe, unless specifically approved as an exception by the Global Head of Compliance (or his delegate) the acceptance or provision of such events is prohibited; and,

•         In respect of entertainment offered or provided outside the UK or Europe business staff should seek guidance from their local Compliance Officer. Approval may be provided, subject to approval criteria in the Policy but if entertainment is linked to the provision of MiFID services or UK business activities this is likely to be declined. Please always seek advice from local Compliance as outside UK and Europe certain local policies are required to be maintained to account for local market practices.

“Paying own way”: subject to the normal approvals in accordance with this policy it is permissible for the acceptance or provision of sporting or social events where the participants pay the fair proportion of costs. For example a golf day where all participants pay the entrance / green fees etc. This must be made clear in the approval documentation and evidence must be provided.

Industry Conferences and Events

Janus Henderson employees may be invited to attend or speak at industry events or seminars where the primary purpose is the provision of information or expertise. These activities will not constitute gifts or entertainment within the meaning of this policy, however any entertainment or hospitality that may accompany such events must be declared in accordance with this policy.

Appendix III: Pan-Asia Requirements

Limits and Thresholds

Category		Australia		Hong Kong & PRC(7)		Taiwan			Japan		Singapore
Disclosure thresholds (disclosure not required if below this amount)	Gifts & Entertainment	AUD	50	HKD	300	NT$	1,200		JPY	4,000	SGD	50
	Business Meals	AUD	100	HKD	600	NT$	2,400		JPY	8,000	SGD	100
Limits per event	Gifts	AUD	200	HKD	1,000	NT$	3,000	(8)	JPY	15,000	SGD	200
	Entertainment & Business Meals	AUD	250	HKD	1,500	NT$	6,000		JPY	20,000	SGD	250

Pan Asia Prohibitions

Gifts of travel or accommodation cannot be accepted.

Industry Conferences and Events

Janus Henderson employees may be invited to attend or speak at industry events or seminars where the primary purpose is the provision of information or expertise. These activities will not constitute gifts or entertainment within the meaning of this policy, however any entertainment or hospitality that may accompany such events must be declared in accordance with this policy.

Exceptions

Gifts, meals and entertainment that are part of the regular program at an investment conference (i.e., open to all participants) do not require disclosure.  However, you are required to disclose a private business meal outside of the conference setting.

(7)  For PRC, the amount is RMB equivalent.

(8)  For Taiwan, this limit applies to any gifts received for festivals / custom convention purpose (SITCA rule). Limit applies on a case-by-case basis for each client. Also, if the gifts are received by the sales persons conducting branch visits, the annual limit is NT$ 3,000 per company.

Personal Code of Ethics

•                  Non-Executive Directors

•                  Independent Fund Trustees

Effective Date: August 1, 2017

Version: 1.0

Personal Code of Ethics — Non-Executive (Outside) Directors

The following rules apply to the Non-Executive (Outside) Directors of Janus Henderson Group.

Personal Account Dealing Requirements

Janus Henderson Mutual Funds — Ninety Day Rule

Trading in and out of Janus Henderson Funds within 90 days is discouraged. If you do, then you must surrender any profits resulting from the purchase and subsequent sale, or sale and subsequent purchase. The Ninety Day Rule does not apply to systematic transactions such as payroll deduction, automatic monthly investments, or 401(k) contributions. However, it does apply to all other non-systematic transactions including periodic rebalancing. Profit calculations are determined by the First-in, First-out (FIFO) method.

Trading in JHG Securities

Insider trading laws prohibit the trading of securities based on your knowledge of material, non-public information. Since you routinely have access to material, non-public information regarding JHG, you are deemed an Insider and a Restricted Person and are subject to the policies outlined below.

As a Director of JHG:

1.              You are required to preclear any JHG transactions;

2.              You are prohibited from engaging in short sales of JHG; and

3.              You are not allowed to pledge your JHG stock shares.

Our Policy prohibits short term trading in JHG and JHG transactions that are speculative in nature. Speculative trading is characterized by short sales, transactions in “put” or “call” options or similar derivative transactions.

Janus Henderson allows you to trade in JHG shares only during the Window Period. The Window Period generally opens the day Janus Henderson publicly announces its quarterly earnings and closes at each quarter end.  Unless you have received permission from Compliance, you may not trade JHG outside the Window Period. Non-discretionary transactions in JHG securities do not require preclearance (e.g., the grant of JHG as part of a compensation or benefit plan).

Personal Code of Ethics — Independent Fund Trustees

The following provisions apply to the Independent Trustees of the Janus Investment Fund (JIF), the Janus Aspen Series (JAS), and the Janus Detroit and Clayton Street Trusts. Interested Trustees are subject to all provisions of the Policy.

Personal Account Dealing Requirements

Disclosure Requirements

As an Independent Trustee, you must disclose to Compliance any new and existing accounts in which you have beneficial ownership through which shares of Janus Henderson Products are held. You must complete the disclosures and certify annually thereafter. In addition, you must allow your brokers or financial institutions to provide duplicate account statements to Compliance.

Trades in Covered Securities

You must refrain from trading in a Covered Security when you have knowledge of Janus trading recommendations for that security. Additionally, you must certify annually that you adhered to this requirement.

Janus Henderson Mutual Funds — Ninety Day Rule for Trustees of JIF/JAS

Trading in and out of Janus Henderson Funds within 90 days is discouraged. If you do, then you must surrender any profits resulting from the purchase and subsequent sale, or sale and subsequent purchase. The Ninety Day Rule does not apply to systematic transactions such as payroll deduction, automatic monthly investments, or 401(k) contributions. However, it does apply to all other non-systematic transactions including periodic rebalancing. Profit calculations are determined by the First-in, First-out (FIFO) method.

JHG Securities

Independent Trustees are prohibited from owning Janus Henderson Group (JHG) securities.

Communications with the Investment Team

Janus provides regular information about investment activities in board meetings, meetings of the Trustees’ Investment Oversight Committee where portfolio managers meet and present to the Trustees, on the Trustee website, and ongoing communications between Janus and the Trustees. In addition, Janus personnel respond to inquiries from Trustees, particularly as they relate to general strategy considerations or economic or market conditions affecting the Funds. The mutual funds holdings disclosure policy specifically provides that, for legitimate business purposes, the Trustees may receive non-public portfolio holdings. With regard to specific holdings, however, Janus typically does not communicate specific trading or holdings information to Trustees except as set forth above and in accordance with the policy. Any pattern of repeated requests for specific trading information not in accordance with the mutual funds holdings disclosure policy will be reported to the Chief Compliance Officer.

1

Gifts and Entertainment Policy for Trustees

Gifts

As an Independent Trustee, you are prohibited from soliciting gifts or entertainment from Janus Henderson. You may not receive more than $100 in gifts in a calendar year from Janus Henderson. Gifts are things of value received where there was no direct meeting with Janus Henderson.

Entertainment

You may attend Janus Henderson hosted events, (such as occasional meals, sporting events, theatre/Broadway shows, golf outings, an invitation to a reception or cocktail party or comparable entertainment where Janus Henderson personnel are in attendance). The maximum per outing is a $300 value and, if applicable, a $600 value for you and your guest. The limits apply to the total market value cost (not face value) of the outing, including meals, travel (airfare/ hotels/ cars), sporting events, limo rides, etc. The aggregate value of all such benefits may not exceed $1,500 per calendar year. These limitations do not apply to meals served in conjunction with board meetings.

2